Exhibit 10.4

International

AUTODESK, INC.

2012 EMPLOYEE STOCK PLAN

STOCK OPTION AGREEMENT

Autodesk, Inc., a Delaware corporation (the “Company”), has granted to the Employee (the “Participant”) named on the Notice of Grant of Stock Options (the “Notice of Grant”) which is attached hereto an option (the “Option”) to purchase that number of Shares set forth on the Notice of Grant at the exercise price per Share set forth on the Notice of Grant (the “Exercise Price”), subject to all of the terms, definitions and provisions in this Agreement and the Company’s 2012 Employee Stock Plan (the “Plan”), which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings in this Agreement.

1. Nature of Option. This Option is not intended to qualify as an Incentive Stock Option under Section 422 of the Code. This Option is intended to be a Nonstatutory Stock Option.

2. Vesting Schedule. Except as provided in Section 3 or Section 6, the Option awarded by this Agreement shall vest in accordance with the vesting provisions set forth in the Notice of Grant. Shares scheduled to vest on a certain date or upon the occurrence of a certain condition shall not vest in Participant in accordance with any of the provisions of this Agreement, unless Participant shall have been an Employee from the Date of Grant until the date such vesting occurs.

3. Administrator Discretion. Unless otherwise expressly prohibited herein, the Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan. If so accelerated, the balance or some portion of the balance, as applicable, of the Option shall be considered as having vested as of the date specified by the Administrator. Pursuant to Section 6 of this Agreement, notwithstanding the generality of the foregoing, all unvested Options shall vest and become fully exercisable as of the death or Disability of the Participant.

4. Exercise of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement. This Option shall be exercisable in a manner and pursuant to such procedures as the Administrator may determine, which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan (the “Exercise Notice”). Such Exercise Notice shall be properly completed and delivered in such manner as the Administrator may determine (including electronically). Payment of the Exercise Price may only be made in such manner as described below, and if appropriate, shall accompany the Exercise Notice. This Option shall be deemed to be exercised upon receipt by the Company (or its designated representative) of the Exercise Notice and completion of payment of the Exercise Price.

5. Method of Payment.

(a) For Participants in countries other than China, India, Italy and Romania:

Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Participant:

(i) cash;

(ii) check;

(iii) delivery of a properly executed Exercise Notice together with irrevocable instructions to an agent of the Company to sell the Shares and promptly deliver to the Company that portion of the sale proceeds required to pay the Exercise Price (and any applicable withholding taxes).

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Unless otherwise specified in Section 25, assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Participant on the date the Option is exercised with respect to such Exercised Shares. This Option may not be exercised for a fraction of a share.

(b) For Participants in China, India, Italy and Romania, please refer to Section 25.

6. Termination Exercise and Vesting Period.

(a) Exercise and Vesting, Generally. Subject to Applicable Laws and the other provisions of this Section 6, (i) this Option will vest in accordance with Section 2 and (ii) if the Participant ceases to be an Employee, he or she may, but only within three (3) months (or such other period as may be provided in the Notice of Grant (an “Alternative Exercise Period”), which shall supersede the three (3) month period) after the date Participant ceases to be an Employee, exercise this Option to the extent that he or she was entitled to exercise it as of the date of such cessation. To the extent he or she was not entitled to exercise this Option as of the date of such cessation, or if he or she does not exercise the Option within the time specified herein, the Option shall terminate.

(b) Exercise and Vesting upon Disability. Notwithstanding Section 6(a), if Participant ceases to be an Employee by reason of his or her Disability during the term of this Option, all Options shall vest and become fully exercisable as of the date of such cessation and the Participant may, but only within twelve (12) months from the date of such cessation, exercise his or her Option. If he or she does not exercise such Option within the time specified herein, the Option shall terminate.

(c) Exercise and Vesting upon Death. Notwithstanding Section 6(a), in the event of the death of the Participant during the term of this Option and while an Employee, the Option shall vest and become fully exercisable as of the date of death, and may be exercised, at any time within twelve (12) months following the date of death, by Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance. If such estate or person does not exercise such Option within the time specified herein, the Option shall terminate.

(d) Exercise and Vesting under the Executive Change in Control Program. Notwithstanding Section 6(a), if Participant is subject to the Company’s Executive Change in Control Program on his or her Termination Date (defined below), upon any termination without Cause (defined below) or for Good Reason (defined below) following a Change of Control (defined below), the Option shall vest in accordance with the Company’s Change in Control Program in effect as of the Termination Date. For purposes of this Section 6(d), “Cause”, “Change of Control”, “Good Reason” and “Termination Date” shall have the meaning set forth in the version of the Company’s Executive Change in Control Program, as in effect on the Termination Date.

(e) Exercise and Vesting upon Termination for Cause or Employment with Competitor. Notwithstanding Section 6(a), if the Option granted to Participant herein is an NSO subject to an Alternative Exercise Period (as defined in Section 6(a)), the following termination provisions shall also apply to the Option:

(i) In the event that Participant is terminated for Cause (as defined below), then he or she may only exercise this Option within three (3) months after the date Participant ceases to be an Employee. To the extent Participant was not entitled to exercise this Option as of the date of such cessation, or if Participant does not exercise the Option within the time specified herein, the Option shall terminate. For purposes of this Section 6, “Cause” shall have the meaning set forth either (i) in Participant’s employment agreement with the Company, if any, or (ii) if Participant has no such employment agreement with the Company, in the version of the Company’s Executive Change in Control Program, as in effect on the Termination Date (as such term is defined in the Executive Change in Control Program).

(ii) If, Participant accepts employment with a Competitor (as defined below) prior to the date Participant terminates employment with the Company, as determined by the Company in its sole discretion, Participant may only exercise this Option within three (3) months after the date Participant ceases to be an Employee of the Company. In such case, the Company will notify Participant of the reduction in post-termination exercise period applicable to this Option and if no notice is provided by the Company during the three (3) month period following the date Participant ceases to be an Employee, the post-termination exercise period for this Option will be determined based on the provisions of this Section 6 without regard to this paragraph. For purposes of this Section 6, “Competitor” shall mean the list of competitors as set forth in the Form 10-K most recently filed by the Company with the Securities Exchange Commission, determined as of the date of termination of employment.

(f) Notwithstanding the foregoing, in no event may this Option be exercised after the Expiration Date and this Option may be subject to earlier termination as provided in the Plan.

7. Tax Obligations. Unless otherwise specified in Section 25, the Company and its Subsidiaries shall assess tax and social insurance contribution liability and requirements in connection with the Participant’s participation in the Plan, including, without limitation, tax liability and social insurance contribution liability associated with the grant or exercise of the Option or sale of the underlying Shares (the “Tax Liability”). These requirements may change from time to time as laws or interpretations change. Regardless of the Company’s or any Subsidiary’s actions in this regard, the Participant hereby acknowledges and agrees that the Tax Liability shall be the Participant’s ultimate responsibility and liability. The Participant agrees as a condition of his or her participation in the Plan to make arrangements satisfactory to the Company and its Subsidiaries to enable it to satisfy all withholding, payment and/or collection requirements associated with the satisfaction of the Tax Liability, including authorizing the Company or the Subsidiary to: (i) withhold all applicable amounts from the Participant’s wages or other cash compensation due to the Participant, in accordance with any requirements under the laws, rules, and regulations of the country of which the Participant is a resident, and/or (ii) act as the Participant’s agent to sell sufficient Shares for the proceeds to settle such requirements. Furthermore, the Participant agrees to pay the Company or the Subsidiary any amount the Company or any Subsidiary may be required to withhold, collect or pay as a result of the Participant’s participation in the Plan or that cannot be satisfied by deduction from the Participant’s wages or other cash compensation paid to the Participant by the Company or the Subsidiary or sale of the Shares acquired under the Plan. The Participant acknowledges that he or she may not participate in the Plan and the Company and the Subsidiary shall have no obligation to deliver Shares until the Tax Liability has been satisfied by the Participant.

8. Rights as Stockholder. Subject to Applicable Law, neither Participant nor any person claiming under or through Participant shall have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, unless otherwise specified in Section 25, Participant shall have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares, subject to Applicable Law.

9. Acknowledgments. In accepting the Option, the Participant acknowledges that:

(a) Any notice period mandated under Applicable Laws shall not be treated as continuous service for the purpose of determining the vesting of the Option; and the Participant’s right to receive Shares in settlement of the Option after termination of service, if any, will be measured by the date of termination of the Participant’s service and will not be extended by any notice period mandated under Applicable Laws. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Participant’s service has terminated and the effective date of such termination.

(b) The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.

(c) The grant of this Option is a one-time benefit which does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options. All decisions with respect to future Option grants, if any, will be at the sole discretion of the Company.

(d) The Participant’s participation in the Plan shall not create a right to continued service with the Company (or any Subsidiary).

(e) The Participant is voluntarily participating in the Plan.

(f) The Option is an extraordinary item that does not constitute compensation of any kind for service of any kind rendered to the Company (or any Subsidiary), and which is outside the scope of the Participant’s employment contract, if any.

(g) The Option is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance payments, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. This applies to any payment even in those jurisdictions requiring such payments upon termination of employment.

(h) The Option grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore the Option grant will not be interpreted to form an employment contract with any Subsidiary.

(i) The future value of the underlying Shares is unknown and cannot be predicted with certainty. If the Participant obtains Shares upon exercise of the Option, the value of those Shares may increase or decrease.

(j) This Option has been granted to the Participant in the Participant’s status as an employee of the Company or its Subsidiaries.

(k) Any claims resulting from this Option shall be enforceable, if at all, against the Company.

(j) There shall be no additional obligations for any Subsidiary employing Participant as a result of this Option.

(k) THE VESTING OF THE OPTIONS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE AT THE WILL OF THE COMPANY (OR THE SUBSIDIARY EMPLOYING THE PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF OPTIONS OR, AS APPLICABLE, ACQUIRING SHARES HEREUNDER. THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR SUBSIDIARY EMPLOYING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS AN EMPLOYEE AT ANY TIME, WITH OR WITHOUT CAUSE.

10. Address for Notices. Unless otherwise specified in Section 25, any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company at Autodesk, Inc., c/o Stock Administrator, 111 McInnis Parkway, San Rafael, CA 94903, or at such other address as the Company may hereafter designate in writing.

11. Grant is Not Transferable. Except to the limited extent provided in paragraph 6, this Option and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this Option and the rights and privileges conferred hereby immediately shall become null and void.

12. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

13. Data Privacy Consent. The Participant hereby explicitly and unambiguously consents to the collection, use, processing and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement by and among the Company and each Subsidiary for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

(a) The Participant understands that the Company (or any Subsidiary) holds certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company or a Subsidiary, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).

(b) The Participant understands that Data may be transferred to and processed by any third parties (including, but not limited to administrators of equity plan software systems, human resource data systems and brokerage systems) assisting in the implementation, administration and management of the Plan without further notification, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections which offer less protection than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data outside of the Participant’s country and further transfers thereafter as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares acquired upon settlement of the Option. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan but the Data may be stored and used for further reference after the Participant’s participation in the Plan has been terminated. The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. The Participant understands that giving personal data is voluntary. The Participant understands, however, that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the Participant’s local human resources representative.

14. Additional Conditions to Issuance of Stock. The Company shall not be required to issue any certificate or certificates for Shares hereunder (in book entry form or otherwise) prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any Applicable Law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any governmental agency, which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of vesting or exercise of the Options as the Administrator may establish from time to time for reasons of administrative convenience.

If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Participant (or his or her estate), such issuance shall not occur unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. The Company shall make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority. Participant’s exercise of Options and/or sale of Shares may be subject to any market blackout period that may be imposed by the Company and must comply with the Company’s insider trading policies and any other applicable securities laws.

15. Currency Exchange Risk. The Participant agrees and acknowledges that the Participant shall bear any and all risk associated with the exchange or fluctuation of currency associated with the Option, including without limitation the exercise of the Option or sale of the Shares (the “Currency Exchange Risk”). The Participant waives and releases the Company and its Subsidiaries from any potential claims arising out of the Currency Exchange Risk.

16. Exchange Control Requirements. Unless otherwise specified in Section 25, the Participant agrees and acknowledges that the Participant shall comply with any and all exchange control requirements applicable to the Option and the sale of Shares and any resulting funds including, without limitation, reporting or repatriation requirements.

17. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern.

18. Administrator Authority. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons. The Administrator shall not be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement. The Administrator shall, in its absolute discretion, determine when such conditions have been fulfilled.

19. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Options awarded under the Plan or future Options that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

20. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

21. Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

22. Modifications to the Agreement. This Agreement, the Plan and the Notice of Grant constitute the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.

23. Amendment, Suspension or Termination of the Plan. By accepting this Option, Participant expressly warrants that he or she has received an Option under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

24. Governing Law. This Agreement shall be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Option or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of Marin County, California, or the federal courts for the United States for the District of Northern California, and no other courts, where this Option is made and/or to be performed.

25. Additional Matters. The following provisions apply to Participants in the country noted:

India, Italy and Romania:

A new Section 25 shall be added as follows:

Notwithstanding any provisions in the Plan to the contrary, the methods of exercise available to the Participant are restricted. Full payment of the Exercise Price for the Shares to be purchased on exercise of the Option must be made using the “cashless” exercise method. Upon the Participant’s delivery of a properly executed Exercise Notice together with irrevocable instructions to a broker, agent or other third party approved by the Company, such broker, agent or other third party will simultaneously sell all of the Shares that the Participant is entitled to upon exercise, use the proceeds to pay the Exercise Price (plus any applicable fees and/or taxes) and remit the balance to the Participant in cash.

In connection with the payment procedure described in the foregoing paragraph, the Participant will be required to sell all of the Shares the Participant elects to exercise and will not be permitted to retain any of the Exercised Shares. No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. This Option may not be exercised for a fraction of a share.

Hong Kong

A new Section 25 shall be added as follows:

WARNING: The contents of this Agreement and the Plan have not been reviewed by any regulatory authority in Hong Kong. The Participant is advised to exercise caution in relation to the offer of the Option. If the Participant is in any doubt about any of the contents of this document, the Participant should obtain independent professional advice.

The Shares issued upon exercise of this Option have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that ordinance.

This Agreement and the information contained herein may not be used other than by the Participant and may not be reproduced in any form or transferred to any person in Hong Kong.

This Option is not an offer for sale to the public in Hong Kong and it is not the intention of the Company that this Option or the Shares be offered for sale to the public in Hong Kong.

The Participant acknowledges and agrees that any and all Shares allotted or issued pursuant to the terms and conditions of the Plan are issued to the Participant for his or her own account and not with a view to all or any of those Shares being offered for sale to the public. The Participant may not sell or offer to sell any Shares issued to him or her within six months following the date of the issue of such Shares. By accepting the Shares, the Participant acknowledges and agrees that he or she is bound by the provisions of the certificate of incorporation or bylaws of the Company, as amended (including any provisions restricting the sale or transfer of such Shares) and the Plan and that any subsequent sale or transfer of the Shares must be undertaken in accordance with all Applicable Laws and regulations and that no documentation issued by the Company to the Participant in respect of the Options or the Shares may be disseminated or disclosed to any person at any time.

Sweden

A new Section 25 shall be added as follows:

Participant acknowledges and agrees to consent to the handling registration and publication of personal data according to the Swedish Personal Data Act, if applicable.

United Arab Emirates

A new Section 25 shall be added as follows:

This Option has not been approved or licensed by the UAE Central Bank or any other relevant licensing authorities or governmental agencies in the United Arab Emirates. This Option is strictly private and confidential and has not been reviewed by, deposited or registered with the UAE Central Bank or any other licensing authority or governmental agencies in the United Arab Emirates. This Option is being issued from outside the United Arab Emirates to a limited number of Employees of Autodesk Middle East (Representative Office) and must not be provided to any person other than the original recipient and may not be reproduced or used for any other purpose.

China:

With respect to a Participant who is a Chinese national, a new Section 25 shall be added as follows:

State Administration of Foreign Exchange (“SAFE”) Regulations. Participant’s ability to exercise the Option by paying cash and converting the proceeds from the sale of the Shares into local currency shall be contingent upon the Company or its Subsidiary maintaining approval from the SAFE for the related foreign exchange transaction and the maintenance of a SAFE-approved bank account. The receipt of funds by Participant from the sale of the Exercised Shares and the conversion of those funds to the local currency must be approved by SAFE. In order to comply with the SAFE regulations, the proceeds from the sale of the Shares must be repatriated into China through a SAFE-approved bank account set up and monitored by the Company or its Subsidiary. Participant may contact his or her local Human Resource office for more details about the SAFE approved bank account.

In addition, the Company in its sole discretion may require certain administrative procedures, including, without limitation, procedures similar to those set forth below in connection with the operation of the Plan and the Participant’s Option:

(a) Require Cashless Exercise. The Company may require full payment of the Exercise Price for the Shares to be purchased on exercise of the Option must be made using the “cashless” exercise method. Upon the Participant’s delivery of a properly executed Exercise Notice together with irrevocable instructions to a broker, agent or other third party approved by the Company, such broker, agent or other third party will simultaneously sell all of the Shares that the Participant is entitled to upon exercise, use the proceeds to pay the Exercise Price (plus any applicable fees and/or taxes) and remit the balance to the Participant in cash through the SAFE-approved bank account; or

(b) Require Shares Held by Brokerage Firm and Proceeds Flow Through Designated Account Upon Eventual Sale of Shares. Notwithstanding any provisions concerning the exercise of the Option and the issuance of Shares set forth in this Agreement and the Plan, Shares will not be delivered to Participant when the Option is exercised. Rather, upon exercise of the Option, the Company places restrictions on the Shares issued in connection therewith such that irrespective of whether the Participant remains an Employee of the Company (or any Subsidiary), the Shares remain in the Participant’s original designated account with the broker, agent or other third party approved by the Company until the Participant provides instructions to such broker, agent or other third party approved by the Company to sell the Shares. From the sale proceeds, the Company will withhold an amount equal to the applicable taxes, commissions, and fees. The remaining proceeds from the sale of the Shares will be remitted to Participant. As a result of the same-day-sale, actual Shares will not be delivered to Participant when the Option is exercised. By accepting the Option, the Participant hereby irrevocably and without further notice appoints the Company as the Participant’s agent and authorizes the Company, any Subsidiary, and the brokerage firm to take any and all actions necessary to implement the same-day-sale of Shares described in this paragraph.

Israel

Section 1 above shall be amended to add the following language at the end thereof:

References to the Plan will be deemed to include the Sub-Plan for Israeli Participants (the “Sub-Plan”). This Option is intended to qualify as a 102 Capital Gains Track Award, subject to the terms and conditions of Section 102(b)(2) and 102(b)(3) of the Income Tax Ordinance (New Version) – 1961 (the “ITO”), the Plan and the Trust Agreement, entered into between the Company and ESOP Management and Trust Services Ltd. (the “Trustee”). The Options will be registered in the name of the Trustee as required to qualify under Section 102, for the benefit of the Participant. Participant shall comply with the ITO, the Rules, and the terms and conditions of the Trust Agreement entered into between the Company and the Trustee (the “Ttrust Agreement”). References to the issuance of Shares to Participant shall be deemed to include the words “or the Trustee”. References to “Applicable Law” shall be deemed to include Section 102 of the ITO.

Section 102 Compliance. By accepting this Option, the Participant acknowledges and agrees that: (a) the Option is granted under and governed by the Plan, Sections 102(b)(2) and 102(b)(3) of the ITO and the Rules promulgated in connection therewith, and the Trust Agreement; (b) the Shares issued upon exercise of the Option will be issued to the Trustee to hold on behalf of the Participant, pursuant to the terms of Section 102 of the ITO and the Trust Agreement, and (c) the Participant is familiar with the terms and provisions of the ITO, particularly the “Capital Gains Track” described in Sections 102(b)(2) and 102(b)(3) thereof, and will not require the Trustee to release or sell the Shares during the Required Holding Period (defined in the Sub-Plan), unless permitted to do so by Applicable Law.

Section 4 above shall be amended to add the following language at the end thereof:

Trustee. The Trustee will hold the Options or the Shares to be issued upon exercise of the Options for the Required Holding Period, as set forth in the Plan. The Participant hereby undertakes to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation to the Plan, or any Option or Share granted thereunder. The Participant agrees to execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with the ITO and particularly the Rules. This Option shall be deemed to be exercised upon receipt by the Trustee or the Company (or its designated representative) of the Exercise Notice and completion of payment of the Exercise Price. The Company will notify the Trustee of any exercise of Options. If such notification is delivered during the Required Holding Period, the Shares issued upon the exercise of the Options shall be issued in the name of the Trustee, and held in trust on the Participant’s behalf by the Trustee. In the event that such notification is delivered after the end of the Required Holding Period, the Shares issued upon the exercise of the Options shall either (i) be issued in the name of the Trustee, subject to the Trustee’s prior written consent, or (ii) be transferred to the Participant directly, subject to compliance with applicable mandatory withholding of taxes as set forth in the Plan.

Section 5(a) above shall be amended to add the following language at the end thereof:

Notwithstanding the other provisions of this Agreement or the Plan, for income tax purposes the Exercised Shares will not be considered transferred to the Participant on the date the Option is exercised with respect to such Exercised Shares.

Section 7 above shall be deleted in its entirety and replaced by the following language:

Withholding of Taxes. To the extent required by Applicable Law on any date the Participant is required to recognize taxable income with respect to the Options, the Participant will be required to pay, and the Trustee and/or the Company will withhold, an amount which will enable the Company and/or the Trustee to satisfy its obligation to withhold any federal, state, local or other withholding taxes arising on such date the Participant is required to recognize taxable income with respect to the Options. The Company, in its sole discretion, may, to the extent permitted by Applicable Law, require or otherwise allow the Trustee or the Company to withhold and/or the Participant to pay such withholding taxes by (i) cash from the Participant’s account at the broker designated by the Company for such purpose, (ii) the selling of sufficient Shares on the Tax Date or such other date the Participant is required to recognize taxable income with respect to the Options, (iii) deductions from compensation payable to the Participant or (iv) any other method permitted by Applicable Law.

Section 8 above shall be amended to add the following language at the end thereof:

The rights of the Participant with respect to the voting of the Shares and receipt of dividends and distributions on such Shares shall be subject to the requirements of Section 102 of the ITO.

Section 10 above shall be deleted in its entirety and replaced by the following language:

Address for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company at Autodesk, Inc., 111 McInnis Parkway, San Rafael, CA 94903, or at such other address as the Company may hereafter designate in writing, unless otherwise expressly instructed by the Company or the Trustee with respect to a specific type of notice.